UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 26, 2010
Bowne & Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York	10041

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-924-5500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 26, 2010, Bowne & Co., Inc. (the “Company”) held a special meeting of stockholders to vote on (1) a proposal (“Proposal I”) to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 23, 2010, among the Company, R.R. Donnelley & Sons Company, a Delaware corporation and Snoopy Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of R.R. Donnelley & Sons Company; and (2) a proposal (“Proposal II”) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.
There were 40,100,503 shares of common stock of the Company outstanding as of the record date for the special meeting (April 19, 2010). A quorum was present at the special meeting. Proposal I was approved by the stockholders, with 73.9% of the outstanding shares eligible to vote voting “FOR” adoption of the Merger Agreement. Because sufficient votes were received to pass Proposal I, Proposal II was not voted upon at the special meeting. The voting results of Proposal I are as follows:

				Broker Non-
Proposal I	For	Against	Abstain	Votes

Adoption of Merger Agreement	29,642,948	484,271	65,466	1
Item 8.01. Other Events.
On May 26, 2010, the Company issued a press release in which the Company announced that the stockholders of the Company voted to approve the Merger Agreement at a special meeting of the Company’s stockholders.
A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is being filed herewith:

99.1	Bowne & Co., Inc., Press Release dated May 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.
Date: May 27, 2010	By:	/s/ Scott L. Spitzer
Scott L. Spitzer
Senior Vice President, General Counsel and Corporate Secretary

Bowne & Co., Inc.
Exhibit Index to Current Report on Form 8-K
Dated May 27, 2010

Exhibit
Number
99.1	Bowne & Co., Inc., Press Release dated May 26, 2010.